UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 19, 2011

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 23, 2011, Jamba, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended April 19, 2011. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 20, 2011, Michael Serruya, a Board member elected by the holders of the Series B-2 Preferred Stock, informed the Company that, due to the Company entering into a Master Development Agreement with Canada Juice Corp. as described in Item 8.01 below and given his brother Aaron Serruya’s interest in Canada Juice Corp., he would resign as a director of the Company on the effective date of the Master Development Agreement.

(c) On May 19, 2011, the Board of Directors of the Company appointed Bruce Schroder, age 51, Executive Vice President, Chief Operating Officer of the Company, effective May 19, 2011. Mr. Schroder has been employed since April 2010 as President, Store Operations of the Company. Mr. Schroder has over 20 years of strategic leadership experience in the food and beverage industry. His experience includes leadership roles in finance, operations, distribution, sales and marketing, including multiple positions of increasing authority in almost 16 years with PepsiCo, where he worked for Pepsi Bottling Group, Taco Bell and Pepsi Cola North America. From 2008 to 2010, Mr. Schroder was Chief Operating Officer of Adina for Life, a producer and distributor of natural and organic beverages, where he was responsible for re-launching a new beverage category created by the founders of Odwalla and SoBe. From 2007 to 2008, he served as Chief Operating Officer of Aimco Capital, a real estate investment trust and one of the largest owners and operators of apartment communities in the United States, where he was responsible for organizing and managing over 38,000 housing units in 300 properties across 40 states. Between 2003 and 2007, Mr. Schroder held various positions with Peet’s Coffee & Tea, a premier specialty coffee and tea company, serving last as Peet’s Vice President and General Manager, Retail, where he was responsible for leading the Company’s retail expansion efforts. In connection with his appointment, the Board of Directors of the Company increased his salary by $25,000 to $300,000. Mr. Schroder’s employment is governed by an executive employment agreement entered into between the Company and Mr. Schroder on April 12, 2010, the form of which is filed as Exhibit 10.1 to the current report on Form 8-K filed October 14, 2008 and incorporated herein by reference, except that Mr. Schroder’s agreement does not contain any acceleration or severance benefits in the event that Mr. Schroder is terminated without cause (as defined therein) within 3 months following the start date of the Company’s next chief executive officer. In addition, the Board approved the grant of an additional option to Mr. Schroder to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2006 Employee, Director and Consultant Stock Plan, as amended and restated (the “2006 Plan”).

(d) On May 20, 2011, the holders of Series B-2 Preferred Stock appointed Marvin Igelman as a member of the Board to fill the vacancy created upon Mr. Serruya’s resignation.

(e) On May 19, 2011, the Board of Directors of the Company promoted Ms. Karen Luey, the Company’s Senior Vice President and Chief Financial Officer, to the position of Executive Vice President, Chief Financial Officer and Chief Administrative Officer, and increased her salary by $18,000 to $328,000 in connection with the promotion. The remaining terms of Ms. Luey’s employment continue to be governed by that certain executive employment agreement entered into between the Company and Ms. Luey as of October 10, 2008, the form of which is filed as Exhibit 10.1 to the current report on Form 8-K filed October 14, 2008 and incorporated herein by reference. In addition, the Board approved the grant of an additional option to Ms. Luey to purchase 20,000 shares of the Company’s common stock pursuant to the 2006 Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 19, 2011, the matters on which the stockholders voted, in person or by proxy were:

(i)	to elect six nominees as directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

(ii)	to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2012;

(iii)	to vote on a non-binding advisory resolution regarding executive compensation; and

(iv)	to vote on how frequently a non-binding advisory resolution regarding executive compensation will be submitted to stockholders in the future.

The six nominees were elected, the appointment of the independent registered public accounting firm was ratified, the non-binding advisory resolution regarding executive compensation was approved and a majority of the votes cast at the meeting voted to hold an advisory vote on executive compensation every three (3) years. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
James D. White	37,528,814	830,188	39,824	32,830,885
Lesley H. Howe	37,869,827	488,500	40,499	32,830,885
Richard L. Federico	37,619,047	666,570	113,209	32,830,885
Brian Swette	37,783,598	504,619	110,609	32,830,885
Michael A. Depatie	32,792,511	5,495,706	110,609	32,830,885
Fritzi G. Woods	37,907,387	449,368	42,071	32,830,885

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,837,153	243,583	148,975	—

Approval of the Non-Binding Advisory Resolution Regarding Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,046,267	355,946	2,996,613	32,830,885

Approval of a Three-Year Frequency of Future Non-Binding Resolutions Regarding Executive Compensation:

Every Three (3) Years	Every Two (2) Years	Every Year	Abstentions	Broker Non-Votes
23,829,582	362,309	11,295,408	2,911,527	—

The Board will take into account the outcome of the vote on this proposal when considering how frequently to seek an advisory vote on executive compensation in future years. Concurrently with the election of the Company’s directors at the Annual Meeting, the holders of our Series B-1 Preferred Stock, voting as a separate class, unanimously re-elected Andrew R. Heyer and Beth Bronner as the Series B-1 Directors and the holders of a majority of our Series B-2 Preferred Stock re-elected Michael Serruya as the Series B-2 in each case by written consent dated effective March 23, 2011. Mr. Serruya subsequently informed the Company that he would resign as a director of the Company on the effective date of the Company’s Master Development Agreement with Canada Juice Corp. As a result of Mr. Serruya’s resignation, on May 20, 2011, the holders of a majority of the Series B-2 Preferred Stock appointed Marvin Igelman as a member of the Board to fill the vacancy created by Mr. Serruya’s resignation. See Items 5.02(b) and (d) above.

Item 8.01	Other Events.

On May 19, 2011, the Company issued a press release announcing that Fritzi G. Woods was elected to the Board of Directors of Jamba, Inc. (as described in Item 5.07 above) and appointed as a member of the Audit Committee of the Board of Directors. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

On May 23, 2011, the Company issued a press release announcing that it entered into a Master Development Agreement with Canada Juice Corp. for franchise development rights in Canada. A copy of the Company’s press release is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release regarding financial results for the 16 week period ended April 19, 2011, dated May 23, 2011.

99.2	Press release entitled “Jamba, Inc. Stockholders Elect Fritzi Woods to Board of Directors” dated May 19, 2011.

99.3	Press release entitled “Jamba Signs Master Development Agreement with Canada Juice Corp.” dated May 23, 2011.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: May 23, 2011	By:	/s/ Karen L. Luey
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer